Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K/A of Universal Capital Management, Inc. (the “Company”) for the year ended April 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Theresa Q. Hoffmann, Vice President of Finance of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Theresa Q. Hoffmann

Theresa Q. Hoffmann

Vice President of Finance (Principal Financial Officer)

August 13, 2009